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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81796, 33-99350, 333-01728, 333-04052,
333-17017 and 333-47483) and the Post Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (No. 333-00468) of FORE Systems, Inc. of our report dated June 5, 1998, except as to Note 9, which is as of August 10, 1998, appearing on page 7 of the Current Report on Form 8-K of FORE Systems, Inc. dated September 11, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
September 18, 1998